UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

CENTRAL IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52429	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Agreements of Certain Officers

On Wednesday April 9, 2008, Tom Schroeder, one of the directors of Central Iowa Energy, LLC (the “Company”) resigned from the Company’s Board of Directors. Mr. Schroeder believed that his resignation would eliminate any potential future conflicts of interests with the Company caused by his employment with Renewable Energy Group, Inc. (the company that provides the Company’s management and marketing services) (“REG”). Additionally, Mr. Schroeder anticipated that the extensive travel required by his position with REG would make it increasingly difficult for him to regularly participate in board functions. The Company’s Board of Directors determined that it would not fill the vacancy created by Mr. Schroeder’s departure and, accordingly, the size of the Board of Directors will be reduced to eleven directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

April 11, 2008	/s/ John Van Zee

Date	John Van Zee, President